UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Next, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEXT, INC.

7625 Hamilton Park Drive

Suite 12

Chattanooga, Tennessee 37421

DEAR STOCKHOLDERS:

On behalf of the Board of Directors and management of Next, Inc. (the “Company”), I cordially invite you to the Company’s Annual Meeting of Stockholders to be held on May 7, 2009, at 10:30 a.m., at the Hilton Garden Inn located at 2342 Shallowford Village Drive, Chattanooga, Tennessee 37421.

At the annual meeting, the stockholders will consider and vote upon the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm for fiscal 2009.

The accompanying proxy statement includes a formal notice of the annual meeting, information concerning the nominees to the Board of Directors and other information concerning the annual meeting.

A proxy card is enclosed, and you are urged to complete, sign and return it as soon as possible in the enclosed, postage-prepaid envelope. If you attend the annual meeting in person, you may revoke your proxy at that time simply by requesting the right to vote in person. Additionally, you may revoke the proxy by filing a subsequent proxy with the Secretary of the Company prior to or at the time of the annual meeting.

Your continued support of the Company is very important. I look forward to welcoming you at the annual meeting.

Sincerely,

/s/ Ronald J. Metz

Ronald J. Metz

Chairman of the Board of Directors

April 1, 2009

NEXT, INC.

7625 Hamilton Park Drive

Suite 12

Chattanooga, Tennessee 37421

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 7, 2009

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Next, Inc., a Delaware corporation (the “Company”), will be held at the Hilton Garden Inn located at 2342 Shallowford Village Drive, Chattanooga, Tennessee 37421, on May 7, 2009, beginning at 10:30 a.m. local time, for the following purposes:

1.

Election of Directors. To elect five (5) individuals to the Board of Directors.

2.

Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Joseph Decosimo and Company, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending November 29, 2009.

3.

Other Business. To transact such other or further business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement attached to this Notice.

Only stockholders of record at the close of business on March 9, 2009, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof.

All stockholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy at any time before it is exercised by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David O. Cole

David O. Cole

Secretary

Chattanooga, Tennessee

April 1, 2009

YOU ARE ENCOURAGED TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT, AT YOUR EARLIEST CONVENIENCE, YOU PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED REPLY ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

OF

NEXT, INC.

TO BE HELD ON

MAY 7, 2009

SOLICITATION OF PROXIES

This proxy statement is being furnished to the stockholders (the “Stockholders”) of Next, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) from holders of the outstanding shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), for use at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn located at 2342 Shallowford Village Drive, Chattanooga, Tennessee 37421, on Thursday, May 7, 2009, at 10:30 a.m. local time and at any adjournment or postponement thereof (the “Annual Meeting”). In order to obtain directions to attend the Annual Meeting, please contact Mr. David Cole at (260) 563-2186.

The Board has fixed the close of business on March 9, 2009 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder thereof on the record date to one vote. As of March 2, 2009, there were issued and outstanding 27,369,055 shares of Common Stock.

Proxies for the Annual Meeting are hereby being solicited on behalf of the Company. In connection with the solicitation of proxies, the Board has designated Robert M. Budd and David O. Cole, or either of them, as proxies. Shares represented by all properly executed proxy cards received in time for the meeting (the “Proxy Shares”) will be voted at the Annual Meeting and any adjournment(s) thereof in accordance with the directions on such proxies. If no directions are specified, the Proxy Shares will be voted (a) “FOR” the election of the five (5) persons specified as nominees for directors of the Company; (b) “FOR” the ratification of the appointment of Joseph Decosimo and Company, PLLC as the Company’s independent registered public accounting for the fiscal year ending November 29, 2009; and (c) in the best judgment of the person(s) named in the enclosed proxy in connection with the transaction of such other business as may properly come before the Annual Meeting. The Board knows of no other business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. Should any director nominee named herein become unable or unwilling to serve if elected, it is intended that the Proxy Shares will be voted for the election, in his or her stead, of such other person as the Board may recommend.

You may revoke the proxy, at any time prior to the exercise of the authority granted thereby, by providing written notice to the Secretary of the Company, by delivering a later dated proxy or by attending the Annual Meeting and electing to vote in person.

This proxy statement is dated April 1, 2009 and it and the accompanying notice and form of proxy are first being mailed to the Stockholders on or about April 1, 2009. All costs of preparing, printing, assembling and mailing the form of proxy and the material used in the solicitation will be paid by the Company.

The presence in person or by proxy of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as election inspector for the meeting. The election inspector will treat Proxy Shares that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but abstentions will not be counted as votes for or against any proposal. In those instances where shares are held by brokers who are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions (“broker non-votes”), those shares will be counted as present for quorum purposes. Broker non-votes will not be counted as votes for or against any proposal.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2009:  This Proxy Statement and the Company’s 2008 Annual Report to Stockholders are available at www.nextinc.net.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Set forth below is information, as of March 9, 2009  (unless otherwise noted), with respect to beneficial ownership by (a) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director of the Company, (c) the named executive officers (as such term is defined under Item 402(m)(2) of Regulation S-K, referred to herein as “named executive officers”) for fiscal 2008, and (d) all directors and executive officers of the Company as a group. Unless otherwise indicated below, to the Company’s knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock (except to the extent that authority is shared by spouses under applicable law).

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)	Percent of Outstanding Common Stock (b)
Greater than 5% Beneficial Owners (excluding directors, nominees and named executive officers)

William B. Hensley III Family Trust 1627 Holliston Trail Fort Wayne, Indiana 46825	2,225,000	8.0%

Jeffery Kellam P.O. Box 256 700W 50N Wabash, Indiana 46992	2,212,450	7.9%

The William B. III & Cindy S. Hensley Family Limited Partnership (c) 1627 Holliston Trail Fort Wayne, Indiana 46825	1,620,000	5.9%

Directors, Nominees and Named Executive Officers

Ronald J. Metz	210,000	*

Salvatore Geraci	90,000	*

Robert M. Budd	199,500	*

Dan F. Cooke 6430 Cobble Lane Harrison, Tennessee 37341	6,356,900	22.4%

Charles W. Reed P. O. Box 211 Wabash, Indiana 46992	6,267,913	21.3%

David O. Cole	100,600	*

David C. Gleason	70,000	*

C. Ross Litz	82,750	*

R. Joseph Ferragina	0	*

All directors and executive officers as a group (9 persons)	13,377,663	43.2%

___________________

 *

Signifies less than one percent.

(a)

Amounts include the following numbers of shares of Common Stock subject to purchase pursuant to options or warrants that are exercisable or will become exercisable within 60 days of March 9, 2009: William B. Hensley III Family Trust—750,000 shares, Mr. Kellam—500,000 shares, Mr. Metz—165,000 shares, Mr. Geraci—90,000 shares, Mr. Budd—100,000 shares, Mr. Cooke—1,037,500 shares, Mr. Reed—2,117,000 shares, Mr. Gleason—70,000 shares, and all directors and executive officers as a group—3,579,500 shares.

(b)

For purposes of computing the percentage of outstanding shares of Common Stock owned by each beneficial owner, the shares issuable pursuant to options or warrants held by such beneficial owner that are exercisable or will become exercisable within 60 days of March 9, 2009 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for purposes of computing the percentage owned by any other person.  There were 27,366,055 shares of Common Stock issued and outstanding as of March 9, 2009.

(c)

The William B. III and Cindy S. Hensley Family Limited Partnership is controlled by the immediate family of William B. Hensley III (deceased) and Cindy S. Hensley.

PROPOSALS

I.

ELECTION OF DIRECTORS

The Board has nominated Robert M. Budd, Salvatore Geraci, Ronald J. Metz, Charles W. Reed, and Dan F. Cooke to stand for election as directors at the Annual Meeting. Should any nominee become unable to serve for any reason, or choose not to serve, the Board may designate a substitute nominee or nominees (in which event the persons named in the enclosed proxy card will vote all Proxy Shares represented by valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located or by resolution provide for a lesser number of directors. Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

Information About Nominees and Continuing Directors

Set forth below with respect to the directors and nominees for director of the Company is information regarding their business experience during the past five years and other information.

Name	Age	Principal Occupation
Ronald J. Metz	50

Mr. Metz has been a director of the Company since February 2002 and Chairman of the Board since November 2003. Since 1987, Mr. Metz has been a senior partner with the accounting firm of Bucheri McCarty & Metz LLP.

Robert M. Budd	52

Mr. Budd has served as the Company’s President and Chief Executive Officer since November 2005, and he has been a director of the Company since October 2006. Prior to joining the Company, he spent six years as founding partner of TBA Management Services, a consulting firm specializing in management advisory services. While with TBA, he worked with both public and private companies, fulfilling the roles of both chief executive officer and chief operating officer.

Salvatore Geraci	62

Mr. Geraci has been a director of the Company since February 2002. Since 1997, Mr. Geraci has been a principal of Evergreen Management, Inc., a provider of tax, estate, retirement and investment planning. Mr. Geraci also serves as an adjunct professor of accounting and finance at the University of Tennessee at Chattanooga.

Dan F. Cooke	60

Mr. Cooke served as the Chairman of the Board of the Company between February 2002 and November 2003, and he has served as a director of the Company since November 2005. Since 1989 and 1997, respectively, Mr. Cooke has served as a principal of Blue Sky Graphics, Inc. and Next Marketing, Inc., subsidiaries of the Company. Since January 2004, he has served as a management consultant to the Company.

Charles W. Reed	62

Mr. Reed has a diverse background including experience with management, turnarounds, marketing, customer relationships, and manufacturing distribution. From 1994 to 2006, he worked in various positions, including president, chief operating officer, chief executive officer and director, at Escalade, Inc., a manufacturer and distributor of sporting goods and office/graphic arts products. He was appointed to serve as a director of the Company in November 2007.

Voting for Directors

Directors will be elected by a plurality of the votes cast at the Annual Meeting, at which a quorum is present. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY.

II.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009

The Audit Committee of the Board of Directors has appointed Joseph Decosimo and Company, PLLC (“Decosimo”) to serve as the independent registered public accounting firm for the Company and its subsidiaries for fiscal 2009. Decosimo has served as the Company’s independent registered public accounting firm since November 2005. Decosimo has advised the Company that neither Decosimo nor any of its partners has any direct or material interest in the Company or its subsidiaries except as the independent registered public accounting firm of the Company and its subsidiaries.

The Company is asking stockholders to ratify the Audit Committee’s appointment for fiscal 2009. In the event the stockholders fail to ratify the appointment, the Audit Committee will consider it a direction to consider other independent registered public accounting firms for the subsequent fiscal year. A representative of Decosimo is expected to be present at the Annual Meeting and will be given the opportunity to make a statement on behalf of Decosimo if the representative so desires. The representative will also be available to respond to appropriate questions from stockholders.

Required Affirmative Vote

The affirmative vote by holders of a majority of the shares of Common Stock represented at the Annual Meeting, at which a quorum is present, is required to ratify the appointment of Decosimo as the Company’s independent registered public accounting firm for fiscal 2009. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF JOSEPH DECOSIMO AND COMPANY, PLLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2009.

EXECUTIVE COMPENSATION

Overview

The Company’s compensation program is designed to attract and retain capable and qualified executive management, while keeping in mind our goals of profitability and shareholder value as described below.

•

Profitability. While the appropriate compensation of the Company’s executives is key to retaining the best management team possible, the program also keeps in mind the Company’s overall financial well-being. As a small company, fixed expenses such as salary must be monitored and reviewed on a regular basis for appropriateness.

•

Shareholder Value. The Company also seeks to maintain a management team that can increase shareholder value by implementing growth and production initiatives. The Company can only benefit from the right people in the right places, and management constantly strives to align the appropriate position with the best qualified individuals and adjust their compensation accordingly.

The following analysis details the compensation program and should be read in conjunction with the information appearing in tabular disclosures below.

Executive Compensation Program Administration

Pursuant to the terms of its charter, the Compensation Committee is responsible for the review and approval of all aspects of the Company’s executive compensation program regarding the compensation of the Company’s executive officers, including the chief executive officer. Specifically, the Compensation Committee is charged with making decisions or recommendations with respect to all forms and types of compensation payable to the Company’s executive officers. For fiscal 2008, the Compensation Committee did not hire an independent consultant to advise the Committee on compensation matters.

Company management plays a significant role in assisting the Compensation Committee in its oversight of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, establishing individual performance targets and objectives, recommending salary levels and option grants, and providing financial data on company performance, calculations and reports on achievement of performance objectives, and other information requested by the Compensation Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding our overall compensation policies and plans as well as specific compensation levels for our executive officers and other key employees, other than the Chief Executive Officer. The Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer without the Chief Executive Officer or any other member of management present.

Components of Executive Compensation

For executive officers, the primary components of total compensation include base salary and commissions, stock options, discretionary bonuses, severance agreements and perquisites and other personal benefits.

Base salary and commissions. A base salary is established for each of our executive officers based on their experience and position in the Company. Factors reviewed in determining base salary include responsibilities, past performance, market averages, cost of living data, and the relation to the various other officers’ salaries. In addition, certain members of management who participate directly in the sales function receive commissions based upon those specific sales. Neither the Company’s Chief Executive Officer nor Chief Financial Officer receive any commissions. The percentages applicable to a customer vary and are specific to each customer and based on factors such as volume and frequency of sales.

 Stock options. In prior years, stock options were granted to executive officers either as part of their initial employment package or as part of an issuance provided to all employees. More recently, including in fiscal 2008, the Company has not granted stock options to its named executive officers, but may elect to do so again in the future.

Discretionary bonuses. The Compensation Committee, in its discretion, may award cash bonuses to named executive officers. Discretionary bonuses allow the Company to recognize extraordinary individual performance by executive officers and to have the flexibility to maintain competitive compensation when needed. Criteria based on net sales, profits, or other programs may be established for individual named executive officers separately and set forth in agreements with those individuals. No discretionary bonuses were awarded for fiscal 2008.

Severance agreements. In some cases, depending on the circumstances surrounding the termination or resignation of a member of executive management, a severance agreement may be put in place to delineate additional payments or benefits after the departure of that member. This compensation would be designed to cover that individual for future assistance as may be required by the Company in various matters.

Perquisites and other personal benefits. Travel and other ordinary business expenses paid by management on behalf of the Company are reimbursed. Automobile allowances are also provided to defray daily and customary travel costs, and health insurance is reimbursed for certain members of management, as the Company does not currently have an employee health plan in place.

Fiscal 2008 Summary Compensation Table

The narrative, table and footnotes below describe the total compensation paid or accrued for fiscal 2008 to the named executive officers, who are Robert M. Budd (the Company’s principal executive officer), David O. Cole (the Company’s principal financial officer), David C. Gleason, C. Ross Litz and R. Joseph Ferragina, the next most highly compensated individuals who were serving as executive officers of the Company on November 28, 2008, the last day of the Company’s fiscal year. For detailed information on the role of each component within the total compensation package, see the description under the heading “Components of Executive Compensation” in this proxy statement.

Name and Principal Position	Year	Salary ($)		All Other Compensation ($)		Total ($)
Robert M. Budd	2008	150,000		9,000	(1)	159,000
President and Chief Executive Officer	2007	150,000		9,000	(1)	159,000

David O. Cole	2008	118,000		12,000	(1)	130,000
Chief Financial Officer and Secretary	2007	93,421		8,500	(1)	101,921

David C. Gleason	2008	100,704	(2)	15,000	(4)	115,704
VP Sourcing and Operations	2007	106,463	(2)	13,200	(4)	119,663

C. Ross Litz	2008	179,844	(3)	8,400	(1)	188,244
VP Sales & Merchandising	2007	185,795	(3)	8,400	(1)	194,195

R. Joseph Ferragina	2008	179,844	(3)	7,700	(1)	187,544
EVP Sales & Marketing	2007	185,795	(3)	8,400	(1)	194,195

_______________________________

(1)

Reflects the payment of an allowance for automobile usage.

(2)

Includes (i) payments of base salary in the aggregate amount of $95,000 and $102,212 in fiscal 2008 and fiscal 2007, respectively, and (ii) sales commissions in the aggregate amount of $5,704 and $4,251 in fiscal 2008 and fiscal 2007, respectively.

(3)

Includes (i) payments of base salary in the aggregate amount of $112,500 in each of fiscal 2008 and fiscal 2007 and (ii) sales commissions in the aggregate amount of $67,344 and $73,295 in fiscal 2008 and fiscal 2007, respectively.

(4)

Reflects aggregate payments of allowances for automobile usage and health insurance premiums.

Employment Agreements

On May 1, 2006, the Company entered into employment agreements with Messrs. Ferragina and Litz. The employment agreements are intended to secure the long-term commitments of these executives to remain in the Company’s employ and impose restrictions on competitive actions should they leave the Company for any reason. The employment agreements have a three-year term, subject to earlier termination in the event of death, disability or termination for cause either by the Company or by the executive. Each employment agreement provides for a base salary of $112,500 per annum, eligibility to participate in all Company benefit plans or programs established for other executive officers, including incentive compensation plans and arrangements, reimbursement of reasonable and necessary out-of-pocket expenses, an automobile allowance of $700 per month and certain sales commissions (based on sales to certain customers that were established prior to the date of the employment agreement). Under the agreements, the executives are each subject to confidentiality, noncompetition and non-solicitation restrictions during the term of their agreement and for a six-month period thereafter. Each employment agreement also provides for binding arbitration in Hamilton County, Tennessee, to resolve all disputes regarding violations of the agreement.

On March 1, 2009, these employment agreements were amended to change the base salary to $12,000 per annum, increase sales commissions commensurately and terminate reimbursement of out-of-pocket expenses in an effort to convert sales expenses to predominantly variable from predominantly fixed patterns.  These changes are payable in accordance with the Company’s payroll practices, less all applicable tax withholdings for federal and state income taxes, FICA and other statutory deductions.

Grants of Plan-Based Awards In Fiscal Year 2008

No plan-based awards were granted to the named executive officers during fiscal 2008.

Outstanding Equity Awards at Fiscal Year-End Table

The table below provides information on the named executive officers’ outstanding equity awards as of November 28, 2008. The equity awards in the table consist of options which are reported in the “Option Awards” columns. Each grant of options is shown separately for each named executive officer. The vesting schedule for each award of options is shown in the footnotes following this table based on the option grant date.

Option Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
		Exercisable	Unexercisable

Robert M. Budd President and Chief Executive Officer	11/30/2005	100,000	––	0.85	11/30/2015

David O. Cole Chief Financial Officer and Secretary	––	––	––	––	––

David C. Gleason VP, Sourcing and Operations	06/20/2003 12/17/2004	50,000 20,000	–– ––	1.01 1.50	06/19/2010 11/30/2010

C. Ross Litz VP, Sales and Merchandising	––	––	––	––	––

R. Joseph Ferragina EVP, Sales and Merchandising	––	––	––	––	––

__________

(1)

Each option grant vests over two years from the grant date in equal yearly installments. All previously unvested options were vested by the Board of Directors at November 30, 2005.

Option Exercises and Stock Vested In Fiscal Year 2008

During fiscal 2008, none of the named executive officers exercised stock options. Accordingly, no shares of Common Stock were acquired upon the exercise of stock options. Similarly, there were no stock awards that vested during 2008.

Pension Benefits; Defined Benefit and Deferred Compensation Plans

The Company does not provide a pension plan for the named executive officers, nor does it maintain any defined benefit or deferred compensation plans.

Potential Payments Upon Termination or Change In Control

The Company is not contractually obligated to make payments to any of the named executive officers in the event of the termination of such officers, or in the event of a change in control of the Company, assuming that the triggering event for each such scenario occurred on November 28, 2008, the last business day of fiscal 2008.  Although the terms of the employment agreements of Messrs. Ferragina and Litz provide for certain payments in the event of death, disability or termination for cause by the executive, these payments were contingent upon the relevant triggering event occurring prior to May 1, 2008, which did not occur.

Equity Compensation Plan Information

The following table provides information about the Company’s existing equity compensation plans as of November 28, 2008:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,244,500	$0.69	225,750

Equity compensation plans not approved by security holders	—	—	—

Total:	1,244,500	$0.69	225,750

_____________

(1)

The amounts reflect options issued pursuant to the 2001 Stock Option Plan (the “Plan”) of the Company’s predecessor. The Plan and all options granted thereunder have been assumed by the Company. Pursuant to the terms of the Plan, any previously granted options to acquire shares of common stock of the Company’s predecessor were replaced with options to acquire shares of the Company’s Common Stock.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

The Company’s business is managed by its employees under the direction and oversight of the Board of Directors. Board members are kept informed of the Company’s business through discussions with management, materials provided to them by management and their participation in Board and Board Committee meetings. The Board established an Audit Committee and a Compensation Committee in March 2003.

Board Composition and Director Independence

The Board is comprised of one employee director, Mr. Budd, and four non-employee directors, Messrs. Cooke, Reed, Geraci and Metz. Each of the non-employee directors is an “independent director,” as defined by the listing standards of the Nasdaq Stock Market, Inc. (the “Nasdaq listing standards”). The Board limits membership on the Audit Committee and the Compensation Committee to independent directors as defined by the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Code of Ethics

The Company has adopted a code of business conduct and ethics that applies to its directors, officers and employees, including its principal executive officers, principal financial officer, principal accounting officer, controller or persons performing similar functions.

Meetings of the Board of Directors

The Board acted by unanimous written consents two times during fiscal 2008.  Because the Board and its committees did not meet during fiscal 2008, no director attended fewer than 75% of the meetings of the Board and of any committees on which he or she served during this period. At each scheduled Board meeting, the Board meets in executive session without members of management present. The Company has no established policy regarding Board members’ attendance at the annual meeting of stockholders. All of our then five directors were present at the Company’s 2008 annual meeting of stockholders.

Director Nomination Procedure

The Company seeks to attract and retain highly qualified directors who are willing to commit the time and effort necessary to fulfill their duties and responsibilities as a director of the Company. The Board desires to maintain flexibility in choosing appropriate Board candidates, and, therefore, has not adopted specific, minimum qualifications that must be met by a recommended nominee for a position on the Board. Board candidates are generally considered based on various criteria, including their business and professional skills and experiences, business and social perspective, personal integrity and judgment, and other factors the Board may deem relevant under the circumstances.

Given the size and composition of the Board, the Company does not have a nominating committee or a charter for such a committee. Director nominees are selected by a majority vote of the independent directors as defined by NASD rules, all of whom participate in the consideration of director nominees. The Board does not have a specific policy with regard to the consideration of director nominees submitted by a stockholder. The Board will evaluate nominees for directors submitted by a stockholder on the same basis as other nominees and does not believe a specific policy is appropriate or necessary given the size and composition of the Board and the infrequency with which director nominees have been submitted in the past.

Compensation Committee

The Compensation Committee is composed of Dan F. Cooke, Charles F. Reed and Ronald J. Metz. The Compensation Committee reviews and approves the salary arrangements, including bonus and option awards and other remuneration, for all officers of the Company, including the named executive officers. The Compensation Committee also is responsible for administration of the Plan. The Board has adopted a written charter for the Compensation Committee, a copy of which was attached as Exhibit A to the Company’s proxy statement filed with the SEC on February 15, 2008. The Compensation Committee did not meet in fiscal 2008.

Audit Committee

The Audit Committee is composed of Ronald J. Metz, Charles F. Reed, and Salvatore Geraci. The Board has determined that Mr. Geraci qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Board has adopted a written charter for the Audit Committee, a copy of which was attached as Exhibit B to the Company’s proxy statement filed with the SEC on February 15, 2008. In accordance with the Audit Committee Charter, the Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. Prior to the release of quarterly reports in fiscal 2008, the Audit Committee or a member of the Audit Committee also reviewed and discussed the interim financial information contained therein with Decosimo, the Company’s independent auditors during fiscal 2008. The Audit Committee did not meet in fiscal 2008.

Policies and Procedures for the Approval of Related Person Transactions

The Audit Committee Charter provides that the Audit Committee must approve all transactions between the Company and related parties, as defined by applicable SEC rules and regulations. In accordance with this responsibility, the Audit Committee on a timely basis reviews and, if appropriate, approves all related party transactions. At any time in which an executive officer, director or nominee for director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related party transaction, such person is expected to notify the Chairman of the Audit Committee of the transaction. Generally, the Chairman of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related party transaction requiring approval by the Audit Committee. If the transaction is considered to be a related party transaction, then the Audit Committee will review the transaction and, in deciding whether to approve the transaction, will consider the factors it deems appropriate under the circumstances, including:

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the approximate dollar amount involved in the transaction, including the amount payable to the related person;

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the nature of the interest of the related person in the transaction;

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whether the transaction may involve a conflict of interest;

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whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

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the purpose of the transaction and any potential benefits to the Company.

While the Audit Committee Charter mandates in writing that the Audit Committee approve all related party transactions, the Company currently does not have other written policies and procedures.

Audit Committee Report

The information contained in this report shall not be deemed to be “soliciting material”, or to be “filed” with the SEC or subject to Regulation 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than as provided by applicable SEC rules, or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act. In addition, such information shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

The Audit Committee received from Joseph Decosimo and Company, PLLC (“Decosimo”) the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Decosimo’s communications with the Audit Committee concerning independence, and discussed this information with Decosimo. The Audit Committee also reviewed and discussed with management and with Decosimo the quality and adequacy of the Company’s internal controls. The Audit Committee also reviewed with Decosimo and financial management of the Company the audit plans, audit scope and audit procedures. The discussions with Decosimo also included the matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended.

The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal years ended November 30, 2007 and November 28, 2008 and discussed the audited financial statements with management and with Decosimo. Based on all of the foregoing reviews and discussions with management and Decosimo, the Audit Committee recommended inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended November 28, 2008 for filing with the SEC.

The Board has engaged Joseph Decosimo and Company, PLLC to serve as the Company’s auditors for fiscal 2009. Representatives of Decosimo will be present at the meeting. They will be given the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The foregoing report is submitted by the Audit Committee, whose members are Ronald J. Metz, Charles F. Reed, and Salvatore Geraci.

Audit and Non-Audit Fees

The following table presents fees billed to the Company for each of the fiscal years ended November 30, 2007 and November 28, 2008 for professional services rendered by the Company’s principal accountant for such services.

For fiscal 2008 and 2007, $75,929 and $73,806, respectively, was paid in total to Decosimo for the financial audit and audit-related fees.

Type of Fees	2008	2007
Audit Fees (1)	$ 75,929	$ 73,306
Audit-Related Fees (2)	—	500
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total	$ 75,929	$ 73,806

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(1)

Audit fees consist of services rendered for the audit of the annual financial statements, including required quarterly reviews, statutory and regulatory filings or engagements and services that generally only the principal accountant can reasonably be expected to provide.

(2)

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the principal accountant and are not included in the “Audit Fees” category.

(3)

Tax fees are for professional services rendered for tax compliance, tax advice and tax planning.

(4)

All other fees are for services other than those in the previous categories such as permitted corporate finance assistance and permitted advisory services.

The Audit Committee’s pre-approval policies and procedures related to products and services provided by its principal accountants are set forth in the Company’s Audit Committee Charter. In fiscal years 2008 and 2007, all of the Audit Fees, Audit-Related Fees, and Tax Fees were pre-approved by the Audit Committee and the Board.

DIRECTOR COMPENSATION

The Company’s non-employee directors are entitled to the payment of an annual cash retainer (payable on a quarterly basis) for serving on the Board. In fiscal 2008, the annual cash retainer was $5,000. Board members who are employees of the Company receive no additional compensation in excess of their management remuneration. One director, Mr. Cooke, receives an automobile allowance of $1,000 per month and a monthly stipend for additional management advisory services in the amount of $5,000 per month.

Fiscal 2008 Non-Employee Director Compensation Table

The table below sets forth information concerning the total compensation awarded to, earned by or paid to the Company’s non-employee directors during fiscal 2008. The table omits Mr. Budd since he is also a named executive officer and does not receive separate compensation for services as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Ronald J. Metz	5,000	—	—	5,000

Salvatore Geraci	5,000	—	—	5,000

Dan F. Cooke	5,000	—	82,593	87,593

Charles W. Reed	5,000	—	—	5,000

(1)

Represents the amount of cash compensation earned by each non-employee director in fiscal 2008, although only three payments of the quarterly board retainer were actually paid to the directors during fiscal 2008. While the $1,250 amount is usually paid on a quarterly basis, administrative timing resulted in an additional payment paid in November 2007, rather than in December 2008.

(2)

No stock options were granted to non-employee directors in fiscal 2008.  The aggregate number of shares of Common Stock underlying options and warrants outstanding as of November 28, 2008 for each of the non-employee directors was as follows: Mr. Metz—165,000 shares; Mr. Geraci—90,000 shares; Mr. Cooke—1,037,500 shares; and Mr. Reed—2,117,000 shares.

(3)

Other compensation paid to Mr. Cooke included $10,000 for an automobile allowance and $60,000 for management advisory services. In addition, a life insurance policy and a medical insurance policy also resulted in aggregate premium payments by the Company of $12,593.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 28, 2008, the Company entered into Securities Purchase Agreements with each of C. W. “Bill” Reed, Dan F. Cooke, the William B. Hensley III Family Trust and Jeffrey R. Kellam, pursuant to which the Company issued an aggregate of 5,500,000 shares of Common Stock and warrants for the purchase of an aggregate of up to 2,750,000 shares of Common Stock for an aggregate offering price of $550,000 in cash (the “April 2008 Offering”). The warrants are exercisable, in whole or in part, at any time and from time to time for a period of seven years following the date of issuance and have an exercise price equal to $0.15 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of the warrants are subject to adjustment as provided in the warrants. Under the terms of the purchase agreements, the purchasers have certain demand registration rights that may be exercised with respect to any shares of Common Stock acquired upon purchase or exercise of the warrants.

On November 19, 2007, the Company entered into a Securities Purchase Agreement with Mr. Reed, for the issuance of 2,173,913 shares of Common Stock and a warrant (the “November Warrant”) to purchase up to 1,087,500 shares of Common Stock for an aggregate offering price of $500,000 in cash. On April 28, 2008, the November Warrant was amended in connection with the April 2008 Offering. As amended, the November Warrant is exercisable, in whole or in part, at any time and from time to time for a period of seven years following the date of issuance and has an exercise price equal to $0.10 per share. The amendment also increased the number of shares of Common Stock issuable upon exercise of the November Warrant to up to 1,367,000 shares. The exercise price and the number of shares issuable upon exercise of the November Warrant, as amended, are subject to adjustment as provided therein. Under the terms of the purchase agreement, Mr. Reed has certain demand registration rights that may be exercised with respect to any shares of Common Stock acquired upon purchase or exercise of the November Warrant.

On November 30, 2006, the Company entered into a subordinated loan agreement with Next Investors, LLC in the original principal amount of $500,000, to replace an agreement originally executed on July 20, 2005. Members of Next Investors, LLC include Dan F. Cooke, a member of the Company’s Board of Directors. The interest of Mr. Cooke in the loan transaction is $166,667. The purpose of this loan was to provide the Company with working capital to be repaid out of future cash flows. The loan had an interest rate of prime plus .25% and maturity date of November 30, 2008. Effective October 31, 2008, the Company and Next Investors, LLC entered into a Note Extension Agreement for this subordinated loan agreement, whereby the maturity date of November 30, 2008, was extended to October 31, 2009 and the interest rate was changed to 6% per annum. As of March 9, 2009, the Company had made principal payments in an aggregate amount of $300,000 and interest payments in an aggregate amount of $55,083 in respect of the loan.

Each of the foregoing transactions was approved by the Company’s Audit Committee in accordance with the provisions of the Audit Committee Charter and substantially in the manner set forth in the section entitled “Policies and Procedures for the Approval of Related Person Transactions” in this proxy statement.

OTHER MATTERS

Communications with Directors

Stockholders are encouraged to communicate with directors either in person or in writing at any time. Communications are not screened and written communications are passed on to the Board for its review and consideration. Written communications should be sent to the Company at 7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, the Company’s directors, executive officers and holders of 10% or more of shares of Common Stock are required to report to the SEC, within specified due dates, their initial ownership of the Common Stock and all subsequent acquisitions, dispositions or other transfers of beneficial interests therein, if and to the extent reportable events occur which require reporting by such due dates. Based solely on representations and information provided to the Company by the persons required to make such filings, the Company believes that all filing requirements were complied with during the last fiscal year, with the exception of the following late filings:  (i) Dan F. Cooke filed one late report on Form 4 on February 21, 2008, in which he reported two transactions relating to the purchase on February 15, 2008 of an aggregate of 41,500 shares of Common Stock, and (ii) Robert M. Budd filed one late report on Form 4 on November 5, 2008, in which he reported one transaction relating to the purchase on October 29, 2008 of 10,000 shares of Common Stock.

Stockholder Proposals for the 2010 Annual Meeting

Under SEC rules, proposals from the Company’s eligible stockholders for presentation for action at the 2010 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than December 2, 2009 in order to be considered for inclusion in the proxy statement and proxy for that annual meeting.

Under the Company’s bylaws, and as SEC rules permit, stockholders must follow certain procedures to nominate a person for election as a director or to introduce an item of business at an annual meeting. Under these procedures, stockholders must submit the proposed item of business by delivering a notice to the Secretary of the Company at the Company’s principal executive offices. Normally, the Company must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. Assuming that the Annual Meeting is held on schedule, the Company must receive notice pertaining to the 2010 Annual Meeting of Stockholders no later than February 6, 2010. However, if the Company holds the annual meeting on a date that is not within 45 days before or after such anniversary date, the Company must receive the notice no later than the later of (i) the close of business on the 90th day before the meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. A notice of a proposed nomination must include certain information about the stockholder and nominee. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the stockholder in the business, and certain other information about the stockholder.

Available Information

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, is required to file reports, proxy statements and other information with the SEC. This information is available on the Internet at the SEC’s website at www.sec.gov. Stockholders may also read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Stockholders may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330.

Annual Report on Form 10-K

A copy of the Company’s Annual Report on Form 10-K is being mailed with this proxy statement to each stockholder of record.